EXHIBIT 99.26

March 12, 2025

Pershing Square Capital Management, L.P.
787 Eleventh Avenue, 9th Floor
New York, New York  10019
Attn:  William A. Ackman

Re:	Standstill Agreement

Ladies and Gentlemen:

Reference is made to that certain letter agreement (“Standstill Agreement”) by and between Howard Hughes Holdings Inc. and Pershing Square Capital Management, L.P., dated March 2, 2025.  The parties to the Standstill Agreement hereby agree to delete “March 13, 2025” in the first clause of Section 1 and replace it with “April 7, 2025”.

Other than as set forth herein, all of the terms and conditions of the Standstill Agreement shall continue in full force and effect.

If you agree with the terms of this letter agreement, please sign below and return this letter with your signature to Howard Hughes Holdings Inc.

Very truly yours,

Howard Hughes Holdings Inc.

By:	/s/ David O’Reilly
Name: David O’Reilly
Title: Chief Executive Officer

EXHIBIT 99.26

The foregoing is agreed to and accepted:

Pershing Square Capital Management, L.P.

By:	/s/ William A. Ackman
Name: William A. Ackman
Title: Chief Executive Officer

[Signature Page to Standstill Extension]